STOCK PURCHASE AND EXCHANGE AGREEMENT

     THIS STOCK PURCHASE AND EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of the 10th day of December, 2003, by and between INTERACTIVE GROUP, INC., a Delaware corporation (the "Company"), and the individuals whose names appear on the signature page hereof (the "Purchasers").

     A. The Company is a Delaware corporation whose common stock, $0.001 par value (the "Common Stock"), is registered under the Securities Act of 1934, as amended (the "Exchange Act"), traded in the over-the-counter market and quoted on the NASD Electronic Bulletin Board under the symbol "IACG". The Company is subject to the reporting requirements of the Exchange Act and, as of the date hereof, has filed all reports and other information required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the rules and regulations of the SEC under the Exchange Act. As of the date hereof, 5,276,039 shares of Common Stock, and 2,000,000 shares of the Company's Series B Preferred Stock that are convertible into 20,000,000 shares of Common Stock, are issued and outstanding and held, of record, by approximately 433 stockholders. In addition, options, warrants and other securities exercisable, exchangeable or convertible into an aggregate of 3,437,500 shares of Common Stock are outstanding as of the date hereof.

     B. Arrowhead Research Corporation ("Arrowhead") is a California corporation that was incorporated under the laws of the State of California on May 7, 2003, issuing to the founders thereof 3,000,000 shares of its common stock, $0.001 par value per share ("Arrowhead Stock"), and warrants to purchase an additional 3,000,000 shares of Arrowhead Stock at the price of $1.50 per share ("Arrowhead Warrants"). In October 2003, Arrowhead Research completed a private placement in which it issued and sold Units, for an aggregate purchase price of $2,645,000, with each Unit each consisting of one share of Arrowhead Stock and a warrant to purchase an additional share of Arrowhead Stock for the price of $1.50. As of the date hereof, a total of 5,655,000 shares of Arrowhead Stock, and Arrowhead Warrants to purchase a total of 5,645,000 shares of Arrowhead Stock, at $1.50 per share, are currently outstanding. The Arrowhead Stock and the Arrowhead Warrants are owned, beneficially and of record, by the individuals whose names appear on the signature page hereof, with the shares of Arrowhead Stock and Warrants owned by each set forth opposite their respective names on the signature page hereof.

     C. The Company desires to issue and sell to the Purchasers, and each of them desires to purchase and acquire from the Company, (i) shares of the Company's authorized and unissued Common Stock, and (ii) warrants to purchase additional shares of the Company's Common Stock, in consideration of the exchange therefor of all of the Arrowhead Stock and Arrowhead Warrants issued and outstanding as of the Closing contemplated hereby, on the terms and subject to the conditions set forth herein. The parties hereto intend that such exchange of securities shall qualify as a "tax-deferred" reorganization as contemplated by the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1954, as amended.

     D. On December 4, 2003, the parties hereto entered into a letter of intent pertaining to the transactions contemplated hereby (the "Letter of Intent". This Agreement is being executed and delivered by the parties as contemplated in paragraph 17 of the Letter of Intent.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

     1.   Purchase  and  Exchange.  At the Closing to be held in accordance with
          -----------------------
the provisions of Section 2 below, the Company agrees to sell, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company (a) that number of authorized and newly issued shares of the Company's Common Stock set forth opposite the name of each such Purchaser on the signature page hereof, and (b) a warrant to purchase, at the price of $1.50 per share, that number of additional authorized and but unissued shares of the Company's Common Stock set forth opposite the name of each such Purchaser on the signature page hereof. In consideration for the issuance and sale of the Company's Common Stock and the warrants to purchase, at the price of $1.50 per share, additional shares of the Company's Common Stock (individually a "Warrant", and collectively, the "Warrants") to the Purchasers, and as payment in full of the purchase price for the Company's Common Stock and Warrants to be issued and sold to, and purchased by, each of them pursuant to the provisions of this Agreement, at the Closing each Purchaser shall deliver to the Company the certificates evidencing the respective number of shares of Arrowhead Stock and the Arrowhead Warrants owned by each which is set forth opposite the name of such Purchaser on the signature page hereof. As a consequence, an aggregate of 5,655,000 shares of the Company's Common Stock, and warrants to purchase an aggregate of 5,645,000 shares of Common Stock, will be issued to the Purchasers as a group.

     2.   Closing.  The  consummation  of  the  sale  to  and  purchase  by  the
          -------
Purchasers of the Company's Common Stock and Warrants contemplated hereby (the "Closing") shall occur at the offices of Arrowhead, 150 S. Los Robles, Suite 480, Pasadena, California 91101, at 10:00 a.m., California time, on January 12, 2004, or at such other place and/or on such other date as the parties may agree upon in writing (the "Closing Date"). If the Closing fails to occur by January 12, 2004, or by such later date to which the Closing may be extended as provided hereinabove, this Agreement shall automatically terminate, all parties shall pay their own expenses incurred in connection herewith, and no party hereto shall have any further obligations hereunder; provided, however, that no such termination shall constitute a waiver by any party or parties which is not in default of any of its or their respective representations, warranties or covenants herein, of any rights or remedies it or they might have at law if any other party or parties is in default of any of its or their respective representations, warranties or covenants under this Agreement.

     At the Closing, and as conditions thereto,

          (a)  The  Company  shall  deliver,  or  cause  to be delivered, to the
Purchasers:

               (i) Certificates for the shares of the Company's Common Stock and Warrants being purchased for their respective accounts;

               (ii) The certificate of the Company specified in Section 6.3(a) below and the certified resolutions of the Company's Board of Directors specified in Section 6.3(b);



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
               (iii) The certificate of the Company's officers and directors of the Company' specified in Section 6.3(c) below;

               (iv) The Registration Rights Agreement between the Company and each of the Purchasers specified in Section 6.3(f) below;

               (v) The Standstill and Registration Rights Agreement specified in Section 6.3(g) below;

               (vi) The releases and other agreements specified in Section 6.3(h) below, if any; and

               (vii) Resignations of the Company's officers and directors specified in Section 6.3(i) below.

          (b)  The  Purchasers  shall  deliver  to  the  Company:

               (i) A stock certificate or certificates evidencing the ownership of each Purchaser of all shares of Arrowhead Stock owned by such Purchaser, duly endorsed for transfer to the Company;

               (ii) A certificate or certificates evidencing the ownership of each Purchaser of all Arrowhead Warrants owned by such Purchaser, duly endorsed for transfer to the Company;

               (ii) The certificate of Arrowhead specified in Section 6.4(b) below;

               (iv) The Registration Rights Agreement between the Company and each of the Purchasers specified in Section 6.3(f) below.

     3.  Representations  and  Warranties  of  the  Company.  The Company hereby
         --------------------------------------------------
represents and warrants to the Purchasers, and each of them, as follows (it being acknowledged that the Purchasers are entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of the Purchasers hereunder):

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon the Company. The Company has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Certificate of Incorporation as amended to date, certified by the Secretary of State of Delaware, and the Bylaws of the Company as amended to date, certified by the President and the Secretary of the Company, which have been delivered to the Purchasers prior to the execution hereof are true and complete copies thereof as in effect as of the date hereof.


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
          (b) The Company has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions herein contemplated, and, as of the date of the Closing, will have full power, legal capacity and authorization to issue and sell the Common Stock and Warrants to the Purchasers and to perform all of its obligations hereunder. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of the Company, which authorizations remain in full force and effect, have been duly executed and delivered by the Company, and no other corporate proceedings on the part of the Company are required to authorize this Agreement and the transactions contemplated hereby, except as provided in Section 7.3 below. This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable with respect to the Company in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which the Company is a party or by which the Company or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to the Company or any of the assets or properties of the Company. No authorization, consent or approval of any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

          (c) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.001 par value (defined above as the "Company's Common Stock"), and 5,000,000 shares of Preferred Stock, $.001 par value. As of the date hereof, 5,276,039 shares of Common Stock, and 2,000,000 shares of the Company's Series A Preferred Stock that is convertible into 20,000,000 shares of Common Stock, are issued and outstanding and held, of record, by approximately 433 stockholders. In addition, options, warrants and other securities exercisable, exchangeable or convertible into an aggregate of 3,437,500 shares of Common Stock are outstanding as of the date hereof. All of the outstanding shares of the Company's Common Stock have been, and all of the Company's Common Stock to be issued and sold to the Purchasers pursuant to this Agreement, including without limitation all of the shares of Common Stock issuable upon exercise of the Warrants to be issued and sold to the Purchasers pursuant to this Agreement, when issued and delivered and paid for, will be, duly authorized, validly issued, fully paid and nonassessable. Except as set forth above in this Section 3(c), there are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from the Company any capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, or any other securities or agreement pursuant to which the Company is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of the Company to repurchase, redeem or otherwise acquire any outstanding shares of the

Company's Common Stock. There currently are no rights, agreements or commitments of any character obligating the Company, contingently or otherwise, to register any shares of its capital stock under any applicable federal or state securities laws.

          (d) The Company's Common Stock is registered under the Securities Act of 1934, as amended (the "Exchange Act"), traded in the over-the-counter market and quoted on the NASD Electronic Bulletin Board under the symbol "IACG". The Company is subject to the reporting requirements of the Exchange Act and, as of the date hereof, has filed all reports and other information required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the rules and regulations of the SEC under the Exchange Act (the "SEC Filings"). Copies of all of the SEC Filings have been provided by the Company to representatives of the Purchasers.

          (e) Attached hereto as Exhibit 1 is a true and complete copy of the unaudited balance sheet of the Company as of September 30, 2003 (the "Company's Balance Sheet"). The Company Balance Sheet (i) has been derived from the books and records of the Company, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect, the assets and liabilities of the Company, (ii) fairly and accurately presents the financial condition of the Company as of September 30, 2003 (except as may be disclosed in the notes thereto), and (iii) has been prepared in all material respects in accordance with generally accepted accounting principles (except as may be disclosed in the notes thereto).

          (f) Except as and to the extent disclosed in the Company's Balance Sheet, the Company has no liability(s) or obligation(s) (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, properties, condition (financial or otherwise) or prospects of the Company. The Company has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as disclosed in the SEC Filings. Since the date of the Company's Balance Sheet, there has been no materially adverse change in the condition (financial or otherwise) of the Company or in its assets, liabilities, properties, business, operations or prospects.

          (g) There are no actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors of the Company in connection with the business, operations or affairs of the Company, which might result in any adverse change in the business, properties or assets, or in the condition (financial or otherwise) of the Company, or which might prevent the consummation of the transactions contemplated by this Agreement. The Company is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

          (h) The Company has no obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement.

          (i) The Company, through its current officers and directors, has the knowledge and experience in business and financial matters to meaningfully evaluate the merits and risks of the consummation of the transactions contemplated hereby, and has been afforded an opportunity to meet with the officers and directors of Arrowhead and to ask and receive answers to questions about the business and affairs of Arrowhead, and has therefore obtained, in the judgment of the officer and directors of the Company, sufficient information to evaluate the merits and risks of the consummation of the transactions contemplated hereby.

          (j) The Company understands and acknowledges that the Arrowhead Stock and Arrowhead Warrants were originally issued to the Purchasers, and will be sold and transferred to the Company, without registration or qualification under the Securities Act of 1933, as amended, or any applicable state securities or "Blue Sky" law, in reliance upon specific exemptions therefrom, and in furtherance thereof the Company represents that the Arrowhead Stock and Arrowhead Warrants will be taken and received by the Company for its own account for investment, with no present intention of a distribution or disposition thereof to others. The Company further acknowledges and agrees that the certificate(s) representing the Arrowhead Stock and the Arrowhead Warrants transferred to the Company shall bear a restrictive legend, in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ARE "RESTRICTED SECURITIES," AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT."

          (k) Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Purchasers by the Company in connection with the transactions contemplated by this Agreement, including without limitation the SEC Filings, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

     4.   Representations  and  Warranties  of  the  Purchasers.  Each  of  the
          -----------------------------------------------------
Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows (it being acknowledged that the Company is entering into this Agreement in material reliance upon each of the following representations and warranties, that the truth and accuracy of each of which constitutes a condition precedent to the obligations of the Company hereunder):

          (a) Each of the Purchasers has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions herein contemplated, and to perform all of obligations to be performed by him hereunder. This Agreement and all other agreements, documents and instruments to be executed by the Purchasers in connection herewith have been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchasers executing and delivering the same, and is enforceable with respect to such Purchasers in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. No authorization, consent or approval of any public body or authority is necessary for the consummation by the Purchasers of the transactions contemplated hereby.

          (b) The Purchasers together collectively own an aggregate of 5,655,000 shares of Arrowhead Stock, and 5,645,000 Arrowhead Warrants each of which is exercisable to purchase, at the price of $1.50 per share, one additional share of Arrowhead Stock. The Arrowhead Stock and Arrowhead Warrants together constitute all of the issued and outstanding shares of capital stock of Arrowhead, free and clear of (i) any lien, charge, mortgage, pledge, conditional sale agreement, or other encumbrance of any kind or nature whatsoever, and (ii) any claim as to ownership thereof or any rights, powers or interest therein by any third party, whether legal or beneficial, and whether based on contract, proxy or other document or otherwise. All of the outstanding Arrowhead Stock and Arrowhead Warrants have been duly authorized and validly issued and are fully paid and nonassessable. Arrowhead is not currently authorized to issue any shares of preferred stock. Except as set forth above in this Section 4(b), there are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from Arrowhead any capital stock of Arrowhead or any securities convertible into or exchangeable for any shares of capital stock of Arrowhead, or any other securities or agreement pursuant to which Arrowhead is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of Arrowhead to repurchase, redeem or otherwise acquire any outstanding Arrowhead Stock or Arrowhead Warrants.

          (c) Arrowhead is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon Arrowhead. Arrowhead has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation of Arrowhead as amended to date, certified by the Secretary of State of California, and the Bylaws of Arrowhead as amended to date, certified by the President and the Secretary of Arrowhead, which have been delivered to the Company prior to the execution hereof are true and complete copies thereof as in effect as of the date hereof.

          (d) Attached hereto as Exhibit 2 is a true and complete copy of the unaudited balance sheet of Arrowhead as of September 30, 2003 (the "Arrowhead Balance Sheet"). The Arrowhead Balance Sheet (i) has been derived from the books and records of Arrowhead, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect, the assets and liabilities of Arrowhead, (ii) fairly and accurately presents the financial condition of Arrowhead as of September 30, 2003 (except as may be disclosed in the notes thereto), and (iii) has been prepared in all material respects in accordance with generally accepted accounting principles (except as may be disclosed in the notes thereto).

          (e) Except as and to the extent reflected or reserved against in the Arrowhead Balance Sheet, Arrowhead has no liability(s) or obligation(s)(whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, properties, condition (financial or otherwise) or prospects of Arrowhead. Arrowhead has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in the Arrowhead Balance Sheet. Since the date of the Arrowhead Balance Sheet, there has been no materially adverse change in the condition (financial or otherwise) of Arrowhead or in its assets, liabilities, properties, business, operations or prospects.

          (f) There are no actions, suits or proceedings pending or, to the best of the Purchasers' knowledge, threatened against or affecting any of the Purchasers or Arrowhead (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors of Arrowhead in connection with the business, operations or affairs of Arrowhead which might result in any material adverse change in the business, properties or assets, or in the condition (financial or otherwise) of Arrowhead, or which might prevent the consummation of the transactions contemplated by this Agreement or the performance by the Purchasers of any of the obligations to be performed by the Purchasers under this Agreement. Neither Arrowhead nor any of the Purchasers is subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code, nor have any of them made an assignment for the benefit of creditors.

          (g) Each Purchaser has the knowledge and experience in business and financial matters to meaningfully evaluate the merits and risks of the consummation of the transactions contemplated hereby. Each Purchaser acknowledges that the shares of the Company's Common Stock to be issued to him in the transactions contemplated hereby will be issued by the Company without registration or qualification or other filings being made under the Federal Securities Act of 1933, as amended, or the securities or "Blue Sky" laws of any state, in reliance upon specific exemptions therefrom, and in furtherance thereof each Purchaser represents that the shares of the Company's Common Stock to be received by him will be taken for his own account for investment, with no present intention of a distribution or disposition thereof to others. Each Purchaser agrees that the certificate(s) representing the shares of the Company's Common Stock issued to him shall be subject to a stop-transfer order and shall bear a restrictive legend, in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ARE "RESTRICTED SECURITIES," AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN

     EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT."

          (i) The Purchasers have no obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement.

          (j) Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Company by the Purchasers or Arrowhead in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

     5.  Covenants  of  the  Parties  Prior  to  Closing.  The  Company  and the
         -----------------------------------------------
Purchasers hereby covenant to and agree with the other that between the date hereof and the Closing:

          (a) Full access shall be given to the other and its or their authorized representatives, during reasonable business hours, in such a manner as not unduly to disrupt normal business activities, to any and all of the premises, properties, contracts, books, records and affairs of the Company or Arrowhead, as the case may be, and any and all data and information pertaining to its business that the other may from time to time reasonably require shall be promptly be provided to the requesting party. Unless and until the transactions contemplated by this Agreement have been consummated, each party and its or their representatives shall hold in confidence all information so obtained and if the transactions contemplated hereby are not consummated will return all documents hereinabove referred to and obtained therefrom. Such obligation of confidentiality shall not extend to any information which as shown to have been previously (i) known to the party receiving it (ii) generally known to others engaged in the trade or business of the Company or Arrowhead, as the case may be, (iii) part of public knowledge or literature, or (iv) lawfully received from a third party.

          (b) All necessary actions shall be taken to cause the Company and Arrowhead, respectively, to maintain in full force and effect its corporate existence, rights, franchises and good standing, and, except as contemplated in Sections 5(c) and 5(h) below, shall not cause or permit to be made any change in the charter documents of the Company or Arrowhead, as the case may be.

          (c) All necessary or desirable and appropriate actions shall be taken by the Company to effectuate a 1-for-65 "reverse" split of both the Common Stock and the Company's Series B Preferred Stock, such that the number of shares of Common Stock outstanding immediately following this reverse split would be reduced to a total of 388,862 shares of Common Stock, including 81,170 shares of Common Stock that would be owned by the holders of the currently outstanding
Common Stock and 307,692 shares of Common Stock that would be owned by the holders of the currently outstanding Company's Series A Preferred Stock;

          (d) All necessary or desirable and appropriate actions shall be taken by the Company to cause all but $150,000 of the indebtedness of the Company to be compromised, cancelled, or converted into shares of the Company's Common Stock, whether such indebtedness is characterized as accounts payable, borrowings, or otherwise, such that the total amount that would be reflected as either a current or along-term liability on the balance sheet of the Company prepared immediately prior to the Closing (in accordance with generally accepted accounting principles applied on a basis that is consistent with that on which the Company's prior financial statements as filed with the SEC have been prepared) shall not exceed $150,000. It is understood and agreed that this indebtedness shall be paid by the Company following the Closing, in accordance with the terms and conditions agreed upon in connection with obtaining the compromises and settlements specified above, using funds on hand in Arrowhead Research that become available to the Company as a consequence of the transactions contemplated hereby. It is further understood and agreed that, in connection with the compromise, cancellation and/or conversion of such indebtedness, warrants to purchase an aggregate of 658,583 shares of Common Stock, at the price of $1.50 per share and on the same terms and conditions upon which the Warrants will be exercisable that are to be granted to the Purchasers as provided in Section 1 above, will be granted to the former holders of such indebtedness.

          (e) The Company shall acquire from San Diego Magnetics, Inc., a California corporation ("SDM"), the following intellectual property:

               (i) All intellectual property owned by SDM, including without limitation that pertaining to the areas of thin film, specialty micro and nano devices and detectors, that SDM currently retains following the sale to Cummins-Allison Corp. in September 2003 of certain intellectual property relating to currency-handling products, it being understood and agreed that patent protection has not yet been sought for such intellectual property (the "SDM Intellectual Property"); and

               (ii) All of SDM's rights to use, for research, development and commercial purposes, a portfolio of patents owned by Kodak (the "Kodak Patents") that had been developed by Kodak, through its Kodak San Diego Laboratories, a predecessor of SDM, and otherwise, subject to the consent of Kodak. With respect to the Kodak Patents, it is understood and agreed that a portion thereof may be transferred to a third party prior or subsequent to the Closing, with any profits that might subsequently accrue to the Company in connection therewith to be distributed to SDM. It is also understood and agreed that, if it becomes necessary in order for the Company to acquire SDM's rights in and under the Kodak Patents without the consent of Kodak, the Company shall obtain the right and option, but not the obligation, to acquire all of the capital stock of SDM, without further compensation, except that all of the right to the proceeds from the disposition of the Kodak Patents and the other assets, rights and properties of SDM would be distributed to the shareholders of SDM prior to any acquisition.

          (f) Any and all Series A Preferred Stock, Series B Preferred Stock, options, warrants, rights and other securities that are exercisable, exchangeable or convertible into shares of Common Stock shall be exercised, compromised, cancelled, or otherwise settled.

          (g) In connection with the transactions contemplated in Sections 5(c) through (f) above, not more than an aggregate of 316,773 shares of the Company's Common Stock shall be issued by the Company, such that, immediately prior to the Closing, a maximum of 705,635 shares of the Company's Common Stock, plus the warrants to purchase an additional 658,583 shares of Common Stock specified in
Section 5(c) above, shall be outstanding, with no shares of the Series A Preferred Stock, Series B Preferred Stock, or any other class or series of capital stock outstanding, and there shall be outstanding no options, warrants, rights or other securities outstanding which are convertible into, or may be exercised or exchanged for, any shares of capital stock of the Company.

          (h) All necessary or desirable and appropriate actions shall be taken by the Company to amend the Certificate of Incorporation of the Company to change the Company's corporate name to "Arrowhead Research Corporation", effective as of the Closing.

     6.   Conditions  to  the  Obligations  of  the  Parties.  The  respective
          ---------------------------------------------------
obligations of the parties hereto to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

          (a) There shall have been obtained any and all permits, approvals and qualifications of, and there shall have been made or completed all filings, proceedings and waiting periods, required by any governmental body, agency or regulatory authority which, in the reasonable opinion of counsel to the Purchasers and to the Company, are required for the consummation of the transactions contemplated hereby.

          (b) No claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

          (c) The obligation of the Purchasers hereunder to consummate the transactions contemplated by this Agreement are expressly subject to the satisfaction of each of the further conditions set forth below, any or all of which may be waived by the Purchasers in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver
------------------
by the Purchasers of any other condition or of any of their rights or remedies, at law or in equity, if the Company shall be in default or breach of any of its representations, warranties or covenants under this Agreement:

               (i) The Purchasers shall have received copies of resolutions (certified as of the date of the Closing as being in full force and effect by an appropriate officer of the Company) duly adopted by the Board of Directors of the Company adopting and approving this Agreement and the other documents, agreements and instruments to be entered into by the Company as provided herein, which shall be in form and substance reasonably satisfactory to the Purchasers.

               (ii) The Company shall have performed the agreements and covenants required to be performed by it under this Agreement prior to the Closing, and shall have provided the Purchasers with evidence reasonably satisfactory to Purchasers to such effect; there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of the Company since the date hereof, and the representations and warranties of the Company contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the date of the Closing delivered by the Company to the Purchasers with the approval of all of the Purchasers indicated thereon (which writing is to be attached hereto as Exhibit 3), be true in all material respects on and as of the date of Closing as if made on and as of such date; the Company shall have no obligation to any person or entity for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement; and the Purchasers shall have received certificates, dated as of the date of Closing, signed by the chief executive officer and the chief financial officer of the Company, reasonably satisfactory to the Purchasers, to such effect.

               (iii) Without limiting the generality of Section 6(c)(ii) immediately above, it is understood and agreed that the Purchasers shall have the right, but not the obligation, to cause the books and records of the Company to be reviewed by an independent certified public accountant to be selected by representatives of the Purchasers, in order to verify that all financial conditions to obligations of Purchasers specified herein have been satisfied, and the Purchasers shall have received the report of such accountant, if so selected, which report shall be reasonably satisfactory to the Purchasers. In the event that an accountant is so selected by the Purchasers, the Company shall provide full access to the Company's books and records to such accountant as provided in Section 5(a) above, and the Purchasers alone shall be solely responsible for the payment of all costs and expenses incurred by such accountant in reviewing the books and records of the Company and preparing a report thereon.

               (iv) The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement in the form set forth as Exhibit 4 attached hereto, dated as of the Closing (it being understood and agreed that each recipient of shares of the Company's Common Stock and/or Warrants in connection with the transactions specified in Sections 5(c) through (f) above shall also be entitled to become a party to the Registration Rights Agreement);

               (v) Each of the persons specified therein shall have entered into the Standstill and Registration Rights Agreement with the Company in the form attached hereto as Exhibit 5;

               (vi) The Company shall have obtained written releases, in form and substance reasonably satisfactory to the Purchasers from each person who may be entitled, if any, to receive a finder's fee or other commission from the Company as a consequence of the transactions contemplated hereby.

               (vii) All of the directors of the Company shall have resigned all from the Board of Directors of the Company, effective as of the Closing, after electing new directors to fill the vacancies so created with designees of Arrowhead Research, and all of the officers of the Company shall have resigned all of their respective offices of the Company, effective as of the Closing, it being understood and agreed that the Board of Directors newly elected as provided in this paragraph shall elect new officers of the Company immediately following the Closing.

          (d) The obligation of the Company to consummate the transactions contemplated by this Agreement is expressly subject to the further conditions set forth below, any or all of which may be waived by the Company in whole or in part without prior notice; provided, however, that no such waiver of a condition
                           -----------------
shall constitute a waiver by the Company of any other condition or of any of their rights or remedies, at law or in equity, if the Purchasers shall be in default or breach of any of their representations, warranties or covenants under this Agreement:

               (i) The Purchasers shall have performed the agreements and covenants required to be performed by them under this Agreement prior to the Closing, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Arrowhead since the date hereof, and the representations and warranties of the Purchasers contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the date of the Closing delivered by the Purchasers to the Company with the approval of the Company indicated thereon (which writing is to be attached hereto as Exhibit 6), be true in all material respects on and as of the date of Closing as if made on and as of such date, and the Company shall have received certificates, dated as of the date of Closing, signed by R. Bruce Stewart, as representative of the Purchasers, reasonably satisfactory to the Company, to such effect;

               (ii) The Purchasers shall have obtained written releases, in form and substance reasonably satisfactory to the Company, from each person who may be entitled to receive a finder's fee or other commission from the Purchasers as a consequence of the transactions contemplated hereby.

               (iii) Each  of  the  Registration  Rights  Agreement specified in
Section 6(c)(iv) above, and the Standstill and Registration Rights Agreement specified in Section 6(c)(v) above, shall have been executed and delivered by all of the respective parties thereto, effective as of the Closing.

     7.   Post-Closing  Covenants  and  Agreements  of  the  Parties.
          -----------------------------------------------------------

          (a) Except as otherwise expressly provided in Sections 7(b) below, the Company, on the one hand, and the Purchasers, on the other hand, shall each pay all of their own respective taxes, attorneys' fees and other costs and expenses payable in connection with or as a result of the transactions contemplated hereby and the performance and compliance with all agreements and conditions contained in this Agreement respectively to be performed or observed by each of them.

          (b) The Company shall pay any and all taxes, if any, which become due on account of the consummation of the transactions contemplated hereby. Any and all costs and expenses to be incurred by the Company following the Closing in connection with any of the transactions contemplated hereby (e.g., filings with the Securities and Exchange Commission, and any financial statement audits required in connection therewith) shall be paid for by the Company using funds in Arrowhead that become available to the Company as a consequence of the transactions contemplated hereby.

          (c) It is understood and agreed that Arrowhead Research has commenced a private placement in which it will seek to sell additional common stock and warrants as a unit, at the price of $1.50 per unit, and that, if such private placement is successfully completed prior to Closing, the numbers of shares of the Company's Common Stock and Warrants to be issued to the Purchasers at the Closing, as provided in Section 1 above, will be increased on a one-for one basis. In the event that such private placement is completed subsequent to the Closing, it is understood and agreed that the subscribers thereto shall be entitled to receive shares of the Company's Common Stock and Warrants, also on a one-for-one basis, and to have their Common Stock and Warrants included in the registration statement to be filed by the Company pursuant to the Registration Rights Agreement.

          (d) The respective representations and warranties contained herein and in any other document or instrument delivered by or on behalf of any party hereto shall survive the Closing for a period of one full year and thereupon expire and be of no further force and effect. Nothing contained in this Section 7(d) shall in any way affect any obligations of any party under this Agreement that are to be performed, in whole or in part, at any time after the Closing, nor shall it prevent or preclude any party from pursuing any and all available remedies at law or in equity for actual fraud in the event that, prior to the Closing, any other party had actual knowledge of any material breach of any of its representations and warranties herein but failed to disclose to or actively concealed such knowledge prior to the Closing from the other party(s) to whom the representations and warranties were made.

     8.   Miscellaneous.
          --------------

          (a) Each of the parties hereto shall execute and deliver such further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and the heirs, personal representatives, successors and assigns of all of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

          (c) This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the portion, if any, of such provision that may be unenforceable.

          All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

          If to the Company, to:        InterActive  Group,  Inc.
                                        6359 Paseo del Lago
                                        Carlsbad, California 92009
                                        Attn:  William J. Hanson

          If to any of the Purchasers,  R. Bruce Stewart
          in care of:                   150 S. Los Robles, Suite 480
                                        Pasadena,  California  91101

Any party hereto may change its address by written notice to the other party given in accordance with this Section 8(d).

          (e) This Agreement and the exhibits attached hereto contain the entire agreement between the parties and supersede all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof, including without limitation the Letter of Intent. Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting with authority on behalf of any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by all parties hereto.

          (f) The captions and headings used herein are for convenience only and shall not be construed as a part of this Agreement.

          (g) In the event of any litigation between the the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party in connection therewith.

          (h) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes, including the judicial proof of any of the terms hereof, but all of which taken together shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                                  "The Company"

                                              INTERACTIVE GROUP, INC.


                                   By:
                                           --------------------------

                                   Title:
                                           --------------------------


                                "The Purchasers"


------------------------                      -------------------------------
R. Bruce Stewart                              Edward J. Frykman
                   Shares                                           Shares
------------------                            ---------------------
                   Warrants                                         Warrants
------------------                            ---------------------


------------------------                      -------------------------------
James M. Phillips, Jr.
                   Shares                                           Shares
------------------                            ---------------------
                   Warrants                                         Warrants
------------------                            ---------------------


------------------------                      -------------------------------
                   Shares                                           Shares
------------------                            ---------------------
                   Warrants                                         Warrants
------------------                            ---------------------


------------------------                      -------------------------------
                   Shares                                           Shares
------------------                            ---------------------
                   Warrants                                         Warrants
------------------                            ---------------------

------------------------                      -------------------------------
                   Shares                                           Shares
------------------                            ---------------------
                   Warrants                                         Warrants
------------------                            ---------------------


------------------------                      -------------------------------
                   Shares                                           Shares
------------------                            ---------------------
                   Warrants                                         Warrants
------------------                            ---------------------


------------------------                      -------------------------------
                   Shares                                           Shares
------------------                            ---------------------
                   Warrants                                         Warrants
------------------                            ---------------------


------------------------                      -------------------------------
                   Shares                                           Shares
------------------                            ---------------------
                   Warrants                                         Warrants
------------------                            ---------------------


------------------------                      -------------------------------
                   Shares                                           Shares
------------------                            ---------------------
                   Warrants                                         Warrants
------------------                            ---------------------